Exhibit 99.1

CUSIP NO. 38341P102	13G

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Cidara Therapeutics, Inc.

Dated: February 13, 2020

OMEGA FUND V, L.P.

BY:	Omega Fund V GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP, L.P.

BY:	Omega Fund V GP Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ Anne-Mari Paster
Director

OMEGA FUND V GP MANAGER, LTD.

By:	/s/ Anne-Mari Paster
Director

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Claudio Nessi

/s/ * Anne-Mari Paster, as Attorney-in-Fact
Otello Stampacchia

/s/ Anne-Mari Paster
Anne-Mari Paster